Exhibit 107
CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

MARIMED INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Minimum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, MariMed Inc. Amended and Restated 2018 Stock Award and Incentive Plan, as amended	Rule 457(c) and Rule 457(h)	39,577,499 (3)	$0.45	$17,809,874.60	$0.0001102	$1,962.65
Total Offering Amounts					$17,809,874.60		--
Total Fees Previously Paid							--
Total Fee Offsets (4)							--
Net Fee Due							$1,962.65

(1)           Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”) of MariMed Inc. (the “Registrant”) issuable under the MariMed Inc. Amended and Restated 2018 Stock Award and Incentive Plan, as amended (the “Plan”), which become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Registrant, which results in an increase in the number of the outstanding shares of Common Stock.

(2)    The price of $0.45 per share, which is the average of the high and low sale prices of the Registrant’s Common Stock as reported on the OTCQX on February 28, 2023, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

(3)    This Form S-8 registers 39,577,499 additional shares of the Registrant’s Common Stock reserved for issuance under the Plan. The Registrant previously registered an aggregate of 30,422,501 shares of Common Stock issuable under the Plan on the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on February 4, 2021 (File No. 333-252719).

(4)    The Registrant does not have any fee offsets.